QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 33-84726, 33-84728, and 333-25981 of Paul-Son Gaming Corporation and Subsidiaries on Form S-8 of our report dated July 20, 2001, appearing in the Annual Report on Form 10-K of Paul-Son Gaming Corporation and Subsidiaries for the fiscal year ended May 31, 2001.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada

August 24, 2001

QuickLinks

Exhibit 23.01